Exhibit 1.1

AMCOMP INCORPORATED

[           ] Shares of Common Stock

UNDERWRITING AGREEMENT

[                          ], 2006

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

  as Representative of the several Underwriters

c/o Friedman, Billings, Ramsey & Co., Inc.

1001 19th Street North

Arlington, Virginia  22209

Dear Sirs:

AmCOMP Incorporated, a Delaware corporation (the “Company”), and certain stockholders of the Company listed on Schedule I hereto (the “Selling Stockholders”), each confirms its agreement with each of the Underwriters listed on Schedule II hereto (collectively, the “Underwriters”), for whom Friedman, Billings, Ramsey & Co., Inc. is acting as representative (in such capacity, the “Representative”), with respect to (i) the sale by the Company and certain of the Selling Stockholders of an aggregate of [INSERT NUMBER OF INITIAL SHARES TO BE OFFERED] shares (the “Initial Shares”) of Common Stock, $0.01 par value per share, of the Company (“Common Stock”) in the respective numbers of shares set forth opposite the names of the Company and each such Selling Stockholder in Schedule I hereto, and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock set forth opposite the names of the Underwriters in Schedule II hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of an aggregate of [INSERT NUMBER OF OVER-ALLOTMENT SHARES] additional shares of Common Stock to cover over-allotments (the “Option Shares), if any, from each such Selling Stockholder, in the respective numbers of shares of Common Stock set forth opposite the names of each Selling Stockholder in Schedule I hereto, to the Underwriters, acting severally and not jointly, in the respective numbers of shares of Common Stock set forth opposite the names of the Underwriters in Schedule II hereto.  The Initial Shares to be purchased by the Underwriters and all or any part of the Option Shares are hereinafter called, collectively, the “Shares.”

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the Commission”), a registration statement on Form S-1 (No. 333-128272) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act

Regulations”).  The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required.  The registration statement has been declared effective under the Securities Act by the Commission.  The registration statement as amended at the time it became effective (including all information deemed (whether by incorporation by reference or otherwise) to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the “Registration Statement,” except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), “Registration Statement” shall refer to such registration statement as so amended.  Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b) Registration Statement.  The preliminary prospectus dated [              ], 2006 relating to the Shares, as filed with the Commission and as amended and supplemented prior to the date of the Prospectus, is hereinafter called the “Preliminary Prospectus.”  The term “‘Prospectus” means the final prospectus, as first filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

The term “Disclosure Package” means (i) the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time (as defined herein), (ii) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus (as defined below) that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package.

The term “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act Regulations.  The term “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Securities Act Regulations.

Each Selling Stockholder has executed and delivered a Custody Agreement and a Power of Attorney in the form attached hereto as Exhibit A (collectively, the “Custody Agreement and Power of Attorney”) pursuant to which each Selling Stockholder party thereto has placed the Initial Shares, if any, and Option Shares to be sold by it pursuant to this Agreement in custody and appointed the persons designated therein as a committee (the “Committee”) with the authority to execute and deliver this Agreement on behalf of such Selling Stockholder and to take certain other actions with respect thereto and hereto.

The Company, each of the Selling Stockholders and the Underwriters agree as follows:

1.             Sale and Purchase:

(a)           Initial Shares.  Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of $[             ], the Company agrees to sell to the Underwriters the number of Initial Shares set forth in Schedule I opposite its name and each Selling Stockholder agrees to sell to the Underwriters the number of Initial Shares, if any, set forth in Schedule I opposite such Selling Stockholder’s name, and each Underwriter agrees, severally and not jointly, to purchase from the Company and such Selling Stockholders the number of Initial Shares set forth in Schedule II opposite such Underwriter’s name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)           Option Shares.  In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share set forth in paragraph (a), each Selling Stockholder named in Schedule I hereto, severally and not jointly, hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from such Selling Stockholder all or any part of that number of Option Shares set forth opposite such Selling Stockholder’s name on Schedule I hereto.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Shares, upon notice by the Representative to the Company and the Committee setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares.  Any such time and date of delivery shall be determined by the Representative, but shall not be later than three full business days (or earlier than two full business days, without the consent of the Company) after the exercise of such option, nor in any event prior to the Closing Time, as hereinafter defined.  If the option is exercised as to all or any portion of the Option Shares, (i) with respect to the first [          ] Option Shares purchased, Fred R. Lowe will sell such Option Shares and (ii) with respect to the purchase of the remaining Option Shares, each Selling Stockholder other than Fred R. Lowe will sell that proportion of the total number of such remaining Option Shares then being purchased which the number of Option Shares set forth in Schedule I opposite the name of such Selling Stockholder bears to the total number of such remaining Option Shares, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased that the number of Initial Shares set forth in Schedule II opposite the name of such Underwriter bears to the total number of Initial Shares, plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

2.             Payment and Delivery

(a)           Initial Shares.  The Shares to be purchased by each Underwriter hereunder shall be delivered by or on behalf of the Company and the Selling Stockholders that Schedule I indicates are selling Initial Shares to the Representative, including, at the option of the Representative, through the facilities of The

Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company and each of the Selling Stockholders, upon at least forty-eight hours’ prior written notice.  The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representative and the Company).  The time at which such payment and delivery are actually made is hereinafter sometimes called the “Closing Time.”  The closing shall take place at the offices of LeBoeuf, Lamb, Greene & MacRae LLP, 125 West 55th Street, New York, New York 10019, or such other place as the Company and the Representative may agree.

(b)           Option Shares.  Any Option Shares to be purchased by each Underwriter hereunder shall be delivered by or on behalf of the relevant Selling Stockholders to the Representative, including, at the option of the Representative, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by each of such Selling Stockholders, upon at least forty-eight hours’ prior written notice.  The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representative in the notice given by the Representative to the Company of the Underwriters’ election to purchase such Option Shares or on such other time and date as the Company and the Representative may agree upon in writing (each such date and time, an “Option Closing Time”).

(c)           Manner of Delivery.  Unless the Representative requests otherwise, the Initial Shares and the Option Shares shall be delivered in global form and shall be deposited with, or on behalf of, DTC and registered in the name of DTC’s nominee.  If, at the request of the Representative, the Initial Shares or the Option Shares are delivered in definitive form, certificates for such Shares shall be registered in such names and in such denominations as the Representative shall request upon at least forty-eight hours’ prior written notice to the Company preceding the Closing Time or the Option Closing Time, as the case may be.  The Company will cause the certificates representing the Initial Shares and the Option Shares to be made available for checking and packaging at least twenty-four hours prior to the Closing Time or the relevant Option Closing Time at the office of Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”).

(d)           Directed Shares.  It is understood that approximately [                       ] shares of the Initial Shares (the “Directed Shares”) will be reserved by the Underwriters for offer and sale to employees and persons having business relationships with the Company (the “Directed Share Participants”) upon the terms and conditions set forth in both the Prospectus and the Disclosure Package and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”) (the “Directed Share Program”).  Under no circumstances will the Representative or any Underwriter be liable to the Company or to any Directed Share Participant for any action taken or omitted to be taken in good faith in connection with such Directed Share Program.  To the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Directed Share Participant on or immediately after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated herein.

3.             Representations and Warranties of the Company:

The Company represents and warrants to the Underwriters, as of the date hereof, as of the Initial Sale Time (as defined below), as of the Closing Time and as of any Option Closing Time, if applicable, that:

(a)           Authorized Capital.  Upon the effectiveness of the Amended and Restated Certificate of Incorporation of the Company, the Company will have an authorized capitalization as set forth in both the Prospectus and the Disclosure Package; and as of the Closing Time and any Option Closing Time, the Company will have the authorized capital as set forth in both the Prospectus and the Disclosure Package.  The outstanding shares of capital stock of the Company and each subsidiary of the Company, other than the subsidiaries set forth on Schedule IV hereto (each, a “Subsidiary”) have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the outstanding shares of capital stock of the Subsidiaries, except as disclosed in both the Prospectus and the Disclosure Package, are directly or indirectly owned of record and beneficially by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or charges; except as disclosed in both the Prospectus and the Disclosure Package, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options, including under stock option and stock purchase plans.  None of the shares of issued and outstanding capital stock of the Company have been issued in violation of any preemptive or other similar rights of any stockholder of the Company.  The authorized capital stock of the Company, including the Shares, conforms in all material respects to the description thereof in each of the Registration Statement, the Prospectus and the Disclosure Package.

(b)           Good Standing of the Company.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in each of the Prospectus and the Disclosure Package and to execute and deliver this Agreement and to consummate the transactions contemplated herein; and the Company is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which it conducts its business or in which it owns or leases real property or otherwise maintains an office and in which the failure to be so qualified or licensed would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to perform its obligations hereunder or to consummate the transactions contemplated hereby or on the assets, business, prospects, operations, earnings, properties or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole (any such effect or change, where the context so requires, is hereinafter called a “Material Adverse Effect” or “Material Adverse Change”).  Other than as disclosed in the Prospectus and the Disclosure Package, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any material ownership interest in any partnership, joint venture or other association.

(c)           Good Standing of the Subsidiaries.  All of the Subsidiaries of the Company are named in Exhibit 21 to the Registration Statement.  Each of the Subsidiaries is duly organized and validly existing in good standing in its jurisdiction of incorporation or organization, duly qualified or licensed and is in good standing in each jurisdiction in which it conducts its businesses or in which it owns or leases real property or otherwise maintains an office and in which the failure, individually or in the aggregate, to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect; except as disclosed in both the Prospectus and the Disclosure Package, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock or from repaying to the Company or any other Subsidiary any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary.  The subsidiaries of the Company listed on Schedule IV attached hereto have no assets and do not conduct any operations.

(d)           Compliance with Applicable Laws.  The Company and the Subsidiaries have complied and are in compliance with all applicable federal, state and local laws, statutes, rules, regulations, ordinances, orders, decrees and judgments, including those relating to transactions with affiliates, except for such instances of non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e)           Absence of Defaults and Conflicts.  Neither the Company nor any Subsidiary is in breach of or in default (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of or default) (x) under its respective organizational documents, or (y) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, except in the case of clause (y) for such breaches or defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein and in the Prospectus and the Disclosure Package (including the issuance and sale of the Shares to be sold by the Company) and the compliance by the Company with its obligations hereunder do not and will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under) (i) any provision of the organizational documents of the Company or any Subsidiary, or (ii) any provision of any contract, license, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties or assets may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except in the case of clauses (ii) and (iii) for such breaches or defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary.

(f)            Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 11 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(g)           Absence of Further Requirements.  No approval, authorization, consent or order, registration, qualification or decree of or filing with any court, federal, state or local governmental or regulatory commission, board, body, authority or agency is necessary or required to be obtained or made by the Company or any of its Subsidiaries in connection with the Company’s execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein, and its sale and delivery of the Shares, other than (A) such as have been obtained, or will have been obtained at the Closing Time or the relevant Option Closing Time, as the case may be, under the Securities Act, the Securities Act Regulations or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder (the “Exchange Act Regulations”), (B) such approvals as have been obtained in connection with the approval for the listing of the Shares on the Nasdaq National Market and (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters.

(h)           Possession of Licenses and Permits.  Each of the Company and the Subsidiaries has all necessary licenses, certificates, permits, orders, authorizations, consents and approvals from governmental authorities, including, without limitation, from the insurance regulatory agencies of the various jurisdictions where it conducts business (the “Permits”), and has made all necessary filings required under any federal, state or local law, regulation or rule and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in both the Prospectus and the Disclosure Package, except where the failure to hold any such Permit, or make any such filings required under any federal, state or local law, regulation or rule, or obtain any such authorizations, consents or approvals from other persons would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each such Permit is valid and in full force and effect, except where the invalidity of such

Permits or the failure of such Permits to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; neither the Company nor any of the Subsidiaries, other than those violations, defaults or revocations is in violation of, in default under, or has received any notice regarding or alleging a possible violation, default or revocation of any such Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Change; except as disclosed in both the Prospectus and the Disclosure Package, the authority of each Subsidiary to write the classes and lines of insurance authorized by such Permit is unrestricted; except as disclosed in both the Prospectus and the Disclosure Package, (i) neither the Company nor any of the Subsidiaries is a party to any agreement, formal or informal, with any regulatory official or other person limiting the ability of the Company or any Subsidiary of the Company from making full use of the Permits issued to it and (ii) no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Subsidiary to the Company.

(i)            Compliance with Registration Requirements.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information.

The Preliminary Prospectus when filed and the Registration Statement, as of its effective date and as of the date hereof complied or will comply, and the Prospectus and any further amendments or supplements to the Preliminary Prospectus, Registration Statement and the Prospectus, when they have become effective or are filed with the Commission, as the case may be, will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations.  The Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the Initial Sale Time, the Closing Time and each Option Closing Time, as applicable, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with the information concerning (i) the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use in the Registration Statement or the Prospectus (that information being limited to that described in the final sentence of the first paragraph of Section 11(c) hereof) or (ii) any Selling Stockholder and furnished in writing by or on behalf of such Selling Stockholder to the Company expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus.

The Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Underwriters for use in connection with this offering have been and will be identical to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T or Rule 424 of the Securities Act Regulations.

(j)            Initial Sale Time.  As of [       ] [am][pm] (Eastern time) [on the date of this Agreement] (the “Initial Sale Time”), the Disclosure Package did not, and at the time of each sale of Shares and at the Closing Time and each Option Closing Time, the Disclosure Package will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Disclosure Package in reliance upon and in conformity with the information concerning (i) the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 11(c) hereof) or (ii) any Selling Stockholder and furnished in writing by or on behalf of such Selling Stockholder to the Company expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus.

(k)           Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through completion of the public offer and sale of the Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. Except for the Issuer Free Writing Prospectuses identified in Schedule III hereto, and any electronic road show relating to the public offering of shares contemplated herein, the Company has not prepared, used or referred to, and will not, without the prior written consent of the Representative, prepare, use or refer to, any Issuer Free Writing Prospectus.

The Company filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus; and each Issuer Free Writing Prospectus was preceded or accompanied by the most recent Preliminary Prospectus satisfying the requirements of Section 10 under the Securities Act, which Preliminary Prospectus included an estimated price range.

(l)            Free Writing Prospectuses.  The Company is eligible to use Free Writing Prospectuses in connection with this offering pursuant to Rules 164 and 433 under the Securities Act; any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations; and each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act Regulations or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations.

(m)          Absence of Proceedings.  Except as disclosed in both the Prospectus and the Disclosure Package, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any court, federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, other than those that would not reasonably be expected to, individually or in the aggregate, result in a judgment, decree, award or order having a Material Adverse Effect.

(n)           Financial Statements.  The consolidated financial statements of the Company and its Subsidiaries, including the notes thereto, included in each of the Registration Statement, the Prospectus and the Disclosure Package present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Company and its Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) and on a consistent basis during the periods involved and in accordance with Regulation S-X, as promulgated by the Commission; the financial statement schedules included in the Registration Statement and the amounts in both the Prospectus and the Disclosure Package under the captions “Prospectus Summary - Summary Historical Consolidated Financial Data” and “Selected Historical Consolidated Financial Data” fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in each of the Registration Statement, the Prospectus and the Disclosure Package; no other financial statements or supporting schedules are required to be included in the Registration Statement, the Prospectus or the Disclosure Package.

(o)           Statutory Financial Statements.  The statutory financial statements of AmCOMP Preferred Insurance Company and AmCOMP Assurance Corporation from which certain ratios and other statistical data filed as part of the Registration Statement have been derived were prepared for each relevant period [in all material respects] in conformity with statutory accounting principles or practices required or permitted by the National Association of Insurance Commissioners and by the Florida Office of Insurance Regulation, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly in all material respects the statutory financial position of the Subsidiaries as of the dates thereof, and the statutory basis results of operations of the Subsidiaries for the periods covered thereby.

(p)           Independent Accountants.  Deloitte & Touche LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are filed with the Commission as part of each of the Registration Statement, the Prospectus and the Disclosure Package, are and were during the periods covered by their reports, independent public accountants as required by the Securities Act and the Securities Act Regulations, as amended by the Sarbanes-Oxley Act of 2002, including the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”), their appointment has been ratified by the Audit Committee of the Company’s Board of Directors and they are registered with the Public Company Accounting Oversight Board.

(q)           No Material Adverse Change in Business.  Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Prospectus and the Disclosure Package, and except as may be otherwise stated in such documents, there has not been (i) any Material Adverse Change or any development that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business, (ii) any event, transaction or agreement that is material to the Company and the Subsidiaries taken as a whole, contemplated or entered into by the Company or any of the Subsidiaries, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and Subsidiaries taken as a whole or (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(r)            Registration Rights.  There are no persons with registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, (i) except for certain of the Selling Stockholders, to the extent of the equity securities to be offered and sold by such Selling Stockholders as contemplated by this Agreement, and (ii) except for those registration or similar rights that have been waived with respect to the offering contemplated by this Agreement, all of which registration or similar rights described in clauses (i) and (ii) are fairly summarized in both the Prospectus and the Disclosure Package.

(s)           Authorization of Shares.  The Shares to be sold by the Selling Stockholders have been duly authorized, validly issued and are fully paid and non-assessable.  The Shares to be sold by the Company have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise; and no further approval or authority of the stockholders or the board of directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.

(t)            Registration and Listing.  The Common Stock is registered pursuant to Section 12(g) of the Exchange Act.  The Shares have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance, and the Company is in compliance in all material respects with all applicable listing standards of the Nasdaq National Market.  The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act.

(u)           Absence of Manipulation.  Neither the Company nor any of its officers, directors or affiliates acting on behalf of the Company has taken, and at the Closing Time, neither the Company nor any of its officers, directors or affiliates acting on behalf of the Company will have taken, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(v)           No Association with the NASD.  Except as disclosed in the Preliminary Prospectus and the Prospectus, neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the “Exchange Act Regulations”), or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the NASD) any member firm of the NASD.

(w)          No Reliance on Representative.  The Company has not relied upon the Representative or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(x)            Form of Stock Certificate.  The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the Nasdaq National Market.

(y)           Title to Property.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case, free and clear of all liens, security interests, pledges, claims, charges, encumbrances, mortgages, defects or restrictions of any kind, except such as are disclosed in both the Prospectus and the Disclosure Package or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease or sublease by the Company or any Subsidiary are held under valid, existing and enforceable leases in full force and effect, with such exceptions as are disclosed in both the Prospectus and the Disclosure Package or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary[, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased properties under any such lease or sublease].

(z)            Accuracy of Descriptions and Exhibits.  The descriptions in each of the Registration Statement, the Prospectus and the Disclosure Package of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be described by the Securities Act or by the Securities Act Regulations, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement, the Prospectus or the Disclosure Package or to be filed as exhibits to the Registration Statement that are not described or filed as required; each description of a contract, document or other agreement in the Registration Statement, the Prospectus and the Disclosure Package accurately reflects the terms of the underlying contract, document or agreement; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in both the Prospectus and the Disclosure Package are legal, valid and binding obligations of the Company and the applicable Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles; such contracts are in full force and effect on the date hereof, except where the failure of any such agreement to be legal, valid, binding and enforceable and in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any other party thereto, is in breach of or default under any of such contracts, except for such breaches or defaults that would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change.

(aa)         Possession of Intellectual Property.  The Company and each Subsidiary owns or possesses, or can acquire on reasonable terms, adequate licenses, patents, patent  rights, inventions, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”) necessary to entitle the Company and each Subsidiary to conduct its business as described in both the Prospectus and the Disclosure Package, and neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles or of any circumstances that would render any Intangibles invalid or inadequate to protect the interests of the Company or any of the Subsidiaries therein that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(bb)         Disclosure Controls and Procedures.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement, and (iii) are effective in all material respects to perform the functions for which they were established; and the Company shall maintain a system of information disclosure controls and procedures designed to ensure that information required to be disclosed by the Company in its periodic filings with the Commission is recorded, processed, summarized and reported within the time periods specified by the Commission.

(cc)         Internal Control over Financial Reporting.  There has been no change in the Company’s internal control over financial reporting since [September 30, 2005] that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and the Company is not aware of: (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(dd)         Accounting Controls.  The books, records and accounts of the Company and the Subsidiaries, in reasonable detail, accurately and fairly reflect the transactions in the assets of, and the results of operations of, the Company and the Subsidiaries.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee)         Tax Matters.  Each of the Company and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, which tax returns are correct in all material respects, and have paid all taxes shown as due thereon; and no tax deficiency has been asserted against the Company or any Subsidiary, nor does the Company or any Subsidiary know of any such tax deficiency, which, if determined adversely to any such entity, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all known tax liabilities are adequately provided for on the respective books of such entities.

(ff)           Insurance.  Each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar publicly traded companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; the Company and each of the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a reasonable cost, provided, that the foregoing representation and warranty shall not apply to reinsurance treaties from time to time in effect with respect to the operations of the Subsidiaries.

(gg)         Insurance Reserving Practices.  Except as disclosed in the Preliminary Prospectus or the Prospectus, the Company and its Insurance Subsidiaries have made no material change in their insurance reserving practices since December 31, 2002.

(hh)         Reinsurance Treaties.  All reinsurance treaties and arrangements to which any Subsidiary is a party are in full force and effect and no Subsidiary is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where the failure to be in full force and effect or where such violation or default would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; no Subsidiary has received any notice from any of the other parties to such treaties, contracts or agreements that such other party intends not to perform such treaty and, to the knowledge of the Company and the Subsidiaries, none of the other parties to such treaties or arrangements will be unable to perform such treaty or arrangement except to the extent adequately and properly reserved for in the audited historical financial statements of the Company included in the Preliminary Prospectus or the Prospectus, except where such nonperformance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company is not, and has not been, a party to a contract of financial reinsurance, finite risk insurance or reinsurance wherein the amount of risk or potential risk transferred to or from the Company is insufficient to permit the Company to classify properly the contract or other arrangement as an “insurance contract,” or where such contract or other arrangement may need to be subsequently reclassified so as to change the accounting treatment thereof; the Company is not, and has not been, a party to any separate written or oral agreements with reinsurers that would under any circumstances reduce, limit, mitigate or otherwise affect any actual or potential loss to the parties under a reinsurance contract, other than the inuring contracts that are explicitly defined in such reinsurance contract.

(ii)           Environmental Laws.  Neither the Company nor any of the Subsidiaries is in violation of, nor has the Company or any Subsidiary received notice of, any violation with respect to, any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of human health, safety, the environment or wildlife, or any similar law applicable to the business of the Company or any of the Subsidiaries (collectively, “Environmental Laws”), except where such violation or liability would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the Company and the Subsidiaries have received all permits, authorizations, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and are in compliance with their requirements, except where such non-receipt or noncompliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Laws against the Company or any of the Subsidiaries, other than those which would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change.

(jj)           Equal Employment.  Neither the Company nor any Subsidiary is in violation of, nor has the Company or any Subsidiary received notice of any violation with respect to, any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, the violation of any of which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(kk)         ERISA Compliance.  The Company and each of the Subsidiaries are in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except for such non-compliance which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries would have any liability; the Company and each of the Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”); and each “pension plan” for which the Company and each of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ll)           No Illegal Payments.  Neither the Company nor any of the Subsidiaries nor any officer, director, agent or employee purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries, or (iv) made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation, or of a character required to be disclosed in the Prospectus or the Disclosure Package that is not so disclosed.

(mm)       Related Party Transactions.  There are no outstanding loans, extensions of credit, advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them.  No relationship, direct or indirect, exists and no transaction has occurred between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders or affiliates of the Company or any of the Subsidiaries on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Prospectus and the Disclosure Package and which is not so described.

(nn)         Sale of Shares.  All securities issued by the Company, any of the Subsidiaries or any trusts established by the Company or any Subsidiary have been issued and sold in compliance with (i) all applicable federal and state securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and, (iii) to the extent applicable to the issuing entity, the requirements of the Nasdaq National Market.

(oo)         No Unauthorized Use of Prospectus.  In connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act or the Securities Act Regulations; the Company has not distributed and will not distribute any offering material other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representative or the Registration Statement in connection with the offer and sale of the Shares.

(pp)         Fees.  Except as contemplated by this Agreement, the Company has not incurred any liability for any finder’s fees, broker’s fees or similar fees, commissions or payments in connection with the transactions herein contemplated.

(qq)         Investment Company Act.  Neither the Company nor any of the Subsidiaries is and, after giving effect to the offering and sale of the Shares as contemplated herein, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(rr)           Absence of Labor Disputes.  There are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or any of the

Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ss)         Compliance with Sarbanes-Oxley Act.  The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the related rules and regulations of the Commission in effect and is actively taking steps intended to comply with other applicable provisions of the Sarbanes-Oxley Act and the related rules and regulations of the Commission not currently applicable to the Company, including the Commission's internal control over financial reporting requirements implemented pursuant to Section 404 of the Sarbanes-Oxley Act, upon and at all times after such provisions become applicable to the Company.

(tt)           Directed Share Program.  No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.  The Company has not offered, or caused the Representative to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

4.             Representations and Warranties of the Selling Stockholders:

Each Selling Stockholder, severally and not jointly, represents and warrants to the Underwriters, as of the date hereof, as of the Closing Time, and as of each Option Closing Time, if applicable, that:

(a)           Authorization of Agreements.  Such Selling Stockholder, if it is a corporation, partnership, limited partnership, limited liability company or trust, has been duly organized or incorporated and is validly existing as a corporation, partnership, limited partnership, limited liability company or trust in good standing under the laws of its jurisdiction of incorporation or organization, as applicable, and has the power and authority to own its property. Such Selling Stockholder has full power and authority to enter into this Agreement, the Custody Agreement and Power of Attorney to which it is a party.  Such Selling Stockholder has the full power and authority to sell and deliver the Shares to be sold by such Selling Stockholder under this Agreement, the Custody Agreement and the Power of Attorney.  All authorizations and consents necessary for the execution, delivery and performance by such Selling Stockholder of the Custody Agreement and Power of Attorney, and for the execution, delivery and performance of this Agreement on behalf of such Selling Stockholder, have been obtained.  Each of the Custody Agreement, Power of Attorney and this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and constitutes a valid and binding agreement of such Selling Stockholder and is enforceable against such Selling Stockholder in accordance with the terms thereof and hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 11 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(b)           Title to Shares.  Such Selling Stockholder now has, and at the Closing Time and at each Option Closing Time, will have, (i) the sole record ownership and the beneficial ownership of the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, security interests, mortgages, pledges, charges, encumbrances and claims whatsoever (other than pursuant to the Custody Agreement and Power of Attorney), and (ii) full legal right and power, and all authorizations and approvals required by law to sell, transfer and deliver such Shares to the Underwriters hereunder and to make the representations, warranties and agreements made by such Selling Stockholder herein.

(c)           Delivery of Shares.  Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Representative, to Cede & Co. (“Cede”) or such other nominee as may be designated by DTC, together with a properly indorsed stock power, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that none of Cede, DTC or the Underwriters has notice of any adverse claim within the meaning of Section 8-105 of the Uniform Commercial Code (the “UCC”) to such Shares), (i) DTC will be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (iii) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement if the respective Underwriters have no notice of such adverse claim within the meaning of section 8-105 of the UCC.

(d)           Stock Transfer Taxes.  At the Closing Time and the Option Closing Time, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder will have been fully paid or provided for by such Selling Stockholder and all laws imposing such taxes will have been fully complied with.

(e)           Absence of Defaults and Conflicts.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the certificate or articles of incorporation, other charter or similar constitutive documents, or the bylaws of the Selling Stockholder, if applicable, or (ii) any provision of any contract, license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Selling Stockholder is a party or by which it or its properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Selling Stockholder, except in the case of clauses (ii) and (iii) for such breaches or defaults that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Selling Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby or on the assets, business, operations, earnings, properties or condition (financial or otherwise) of such Selling Stockholder (any such effect or change, where the context so requires, is hereinafter called a “Selling Stockholder Material Adverse Effect”); or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Selling Stockholder.

(f)            Absence of Further Requirements.  No approval, authorization, consent, registration, qualification, decree or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required to be made or obtained by such Selling Stockholder in connection with the Selling Stockholder’s execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein, and its sale and delivery of the Shares, other than (i) such as have been obtained, or will have been obtained at the Closing Time and at each Option Closing Time, as the case may be, under the Securities Act and the Exchange Act or any rules and regulations thereunder, (ii) such approvals as have been obtained in connection with the approval of the listing of the Shares on the Nasdaq National Market and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters.

(g)           Undisclosed Information.  Such Selling Stockholder is not prompted to sell Shares by any information concerning the Company that is not set forth in the Registration Statement, the Prospectus or the Disclosure Package.

(h)           Compliance with Registration Requirements.  All material information with respect to such Selling Stockholder contained in each of the Registration Statement, the Prospectus and the Disclosure Package (as amended or supplemented, if the Company shall have filed with the Commission any amendment or supplement thereto) complied and will comply in all material respects with all applicable provisions of the Securities Act and the Securities Act Regulations.  Each of the Registration Statement, the Prospectus and the Disclosure Package contains and will contain all statements of material fact with respect to such Selling Stockholder required to be stated therein in accordance with the Securities Act and the Securities Act Regulations, and does not, and at the Closing Time and each Option Closing Time will not, contain any untrue statement of a material fact with respect to such Selling Stockholder or omit to state a material fact with respect to such Selling Stockholder required to be stated therein or necessary in order to make the statements in the Registration Statement not misleading or the statements in the Prospectus and the Disclosure Package, in the light of the circumstances under which they were made, not misleading.  For the purposes of this representation and warranty, the information with respect to a Selling Stockholder shall be limited to that information concerning such Selling Stockholder included or omitted from the Registration Statement, Prospectus or Disclosure Package in conformity with information furnished in writing by or on behalf of such Selling Stockholder to the Company expressly for use in the Registration Statement, Prospectus or Disclosure Package.

(i)            No Unauthorized Use of Prospectus; Absence of Manipulation.  Such Selling Stockholder has not distributed and will not distribute any Free Writing Prospectus, the Preliminary Prospectus, the Prospectus or any other offering material in connection with the offering and sale of the Shares, except for any such distribution to which the Representative has consented in advance; and such Selling Stockholder has not taken, and will not take, directly or indirectly, any action intended or that might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(j)            Custodian.  Certificates in negotiable form for the Shares to be sold hereunder by such Selling Stockholder have been placed in custody, for the purpose of making delivery of such Shares under this Agreement and under the Custody Agreement and Power of Attorney which appoints [INSERT NAME OF CUSTODIAN], as custodian (the “Custodian”), for such Selling Stockholder; such Selling Stockholder agrees that the Shares represented by the certificates held in custody for him or it under the Custody Agreement and Power of Attorney are for the benefit of and coupled with and subject to the interest hereunder of the Custodian, the Committee, the Underwriters, each other Selling Stockholder and the Company; that the arrangements made by such Selling Stockholder for such custody and the appointment of the Custodian and the Committee by such Selling Stockholder are irrevocable; and that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death, disability, incapacity or liquidation of any Selling Stockholder or the occurrence of any other event; if any Selling Stockholder should die, become disabled or incapacitated or be liquidated or if any other such event should occur before the delivery of the Shares hereunder, certificates for the Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement and actions taken by the Committee and the Custodian pursuant to the Custody Agreement and Power of Attorney shall be as valid as if such death, liquidation, incapacity or other event had not occurred, regardless of whether or not the Custodian or the Committee, or either of them, shall have received notice thereof.

(k)           No Reliance on Representative.  Such Selling Stockholder has not relied upon the Representative or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(l)            Registration Rights.  Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in both the Preliminary Prospectus and the Prospectus under “Certain Relationships and Related Transactions” and “Shares Eligible for Future Sale.”

(m)          Preemptive and Other Rights.  Such Selling Stockholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to this Agreement; and such Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

(n)           Fees.  Other than as contemplated by this Agreement and except as disclosed in the Registration Statement, there is no broker, finder or other party that is entitled to receive from such Selling Stockholder any broker’s fee or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

(o)           No Association with NASD.  Except as disclosed in the Preliminary Prospectus and the Prospectus, neither such Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of paragraph (dd) of Article I of the By-laws of the NASD), any member firm of the NASD.

5.             Certain Covenants of the Company:

The Company hereby agrees with each Underwriter that:

(a)           Qualification of Shares.  The Company will furnish such information as may be required and otherwise take such commercially reasonable actions, in cooperation with the Underwriters, as may be necessary to qualify the Shares for offering and sale under the applicable securities or blue sky laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect as long as requested by the Representative for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation, to subject itself to taxation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares).  In each jurisdiction in which the Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect as long as requested by the Representative for the distribution of the Shares.

(b)           Post-Effective Amendments.  If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will use its best efforts to cause such post-effective amendment to become effective as soon as reasonably practicable and will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, when such post-effective amendment has become effective.

(c)           Delivery of Prospectuses.  The Company will prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 a.m. (New York City time), on the [second business] day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree and to furnish promptly, and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the [second business] day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree to the Underwriters, without charge, copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T and Rule 424 of the Securities Act Regulations.

(d)           Delivery of Free Writing Prospectus.  The Company will furnish a copy of each proposed Free Writing Prospectus to the Representative and counsel for the Underwriters and obtain the consent of the Representative prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act, other than the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto.

(e)           Issuer Free Writing Prospectuses.  The Company will comply with the requirements of Rules 164 and 433 of the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, as applicable.

(f)            Compliance with Commission Requests.  The Company will advise the Representative immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any requests by, the Commission for amendments or supplements to the Registration Statement, the Prospectus or the Disclosure Package or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus or the Disclosure Package, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every commercially reasonable effort to obtain the lifting or removal of such order as soon as possible, (iii) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, or (iv) if the Company becomes subject to a proceeding under Section 8A of the Securities Act in connection with the public offering of Shares contemplated herein; to advise the Representative promptly of any proposal to amend or supplement the Registration Statement, the Prospectus or the Disclosure Package and to file no such amendment or supplement to which the Representative shall reasonably object in writing.

(g)           Provision of Information.  The Company will furnish to the Underwriters for a period of two years after the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of shares of Common Stock, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, the NASD or any securities exchange and (iii) subject to the requirements of Regulation FD and appropriate arrangements for the safeguarding of confidential and proprietary information, such other information concerning the business and financial condition of the Company as the Underwriters may reasonably request regarding the Company and the Subsidiaries, but only to the extent that such information is not available to the Underwriters on EDGAR or other publicly available electronic media.

(h)           Compliance with Registration Requirements.  The Company will advise the Underwriters promptly of the happening of any event or development known to the Company within the time during which a Prospectus relating to the Shares (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is required to be delivered under the Securities Act Regulations which, in the judgment of the Company or in the reasonable opinion of the Representative or counsel for the Underwriters, (i) would require the making of any change in the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) would result in any Issuer Free Writing Prospectus conflicting with the information contained in the Registration Statement relating to the Shares, or if it is necessary at any time to amend or supplement the Registration Statement, the Prospectus or the Disclosure Package to comply with any law and, during such time, the Company shall promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representative may from time to time reasonably request of an appropriate amendment or supplement to the Prospectus or the Disclosure Package so that the Prospectus and the Disclosure Package as so amended or supplemented will not, at the time of delivery (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations), include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and so that the Prospectus and the Disclosure Package will comply with the Securities Act and the Securities Act Regulations, or, in the case of any Issuer Free Writing Prospectus, conflict with the information contained in the Registration Statement.

(i)            Filing of Amendments.  The Company will file promptly with the Commission any amendment or supplement to the Registration Statement, the Prospectus or the Disclosure Package that may, in the judgment of the Company or the Representative (in the case of the Representative, after consultation with counsel), be required by the Securities Act or requested by the Commission.  Prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectus or the Disclosure Package, the Company will furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing, and the Company will not file any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus to which the Representative objects in writing.

(j)            Delivery of Registration Statements.  The Company will furnish promptly to the Representative, without charge, a signed copy of the Registration Statement, as initially filed with the Commission, and all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representative may reasonably request.

(k)           Regulatory Filings.  During the period referred to in Section 5(g), the Company will file with the Commission, in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations, all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(l)            Use of Proceeds.  The Company will apply the net proceeds of the sale of the Shares to be issued and sold by the Company in accordance with its statements under the caption “Use of Proceeds” in the Prospectus and the Disclosure Package and in a manner such that the Company will not become an “investment company” as that term is defined in the Investment Company Act.

(m)          Rule 158.  The Company shall make generally available to its stockholders and shall deliver to the Representative as soon as practicable, an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of 12 months beginning after the effective date of the Registration Statement.

(n)           Listing.  The Company will use its best efforts to maintain the listing of the Shares on the Nasdaq National Market for a period of not less than two years and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities for which quotations are reported by the Nasdaq National Market.

(o)           Transfer Agent and Registrar.  The Company will engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(p)           Restriction on Sale of Shares.  Except with respect to the Shares to be sold hereunder, the Company will refrain during a period of 180 days from the date of the Prospectus (the “Lock-up Period”), without the prior written consent of the Representative, from, directly or indirectly, (i) offering, pledging, hedging, selling, offering or contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant to purchase or for the sale of, or otherwise disposing of or transferring, (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any shares of Common Stock or any securities convertible into or exercisable or exchangeable for any shares of Common Stock, (ii) filing any registration statement under the Securities Act with respect to any of the foregoing, or (iii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Common Stock, whether any such swap or transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that notwithstanding the foregoing, the Company shall be permitted (i) to grant options to purchase Common Stock or issue shares of restricted stock or other equity-based awards pursuant to the Company’s benefit and equity incentive plans described in the Registration Statement, and may issue shares of Common Stock upon the exercise of outstanding options, provided that in the event any holder of such shares would become a holder or a beneficial holder of 1% or more of the Company’s outstanding Common Stock during the Lock-up Period as a result of such issuance, the Company shall cause such holder to furnish to the Representative a letter substantially similar to Exhibit A hereto; and (ii) to file a Registration Statement on Form S-8 under the Securities Act relating to all or any portion of the aforementioned shares.

(q)           Absence of Manipulation.  The Company will not, and will use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly, prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

(r)            Lock-up Letters.  The Company will cause each holder or beneficial holder of 1% or more of the Company’s Common Stock, officer and director of the Company or any Subsidiary to furnish to the Representative, prior to the Initial Sale Time, a letter or letters, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree not to, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case during the Lock-Up Period, without the prior written consent of the Representative on behalf of the Underwriters.

(s)           Engagement Letter.  The provisions of Sections [4, 7, 12 and, other than with respect to the offering contemplated by this Agreement, Section 5] of the letter agreement dated August 17, 2005 between the Company and the Representative (the “Engagement Letter”) shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.  The provisions of Section 5 of the Engagement Letter, insofar as they relate to the offering contemplated by this Agreement, are superseded by the provisions of this Agreement.

(t)            Compliance with NASD Rules.  The Company will ensure that the Shares sold in the Directed Share Program will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for such period following the date of this Agreement as is required by the NASD or the NASD rules.  The Underwriters will notify the Company as to which persons will need to be so restricted.  At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time.  Should the Company release, or seek to release, from such restrictions any of such Shares prior to the expiration of any such restrictions, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

(u)           Continued Compliance with Securities Laws.  The Company will remain in compliance in all material respects with all applicable provisions of all securities laws, including, but not limited to the Securities Act, the Exchange Act, and Sarbanes-Oxley Act as in effect from time to time. The Company and its subsidiaries have in place and will maintain effective “disclosure controls and procedures” (as defined in the Exchange Act Regulations).  The Company and its Subsidiaries have in place and will maintain a process to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and include those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

(v)           D&O Insurance.  The Company shall (i) obtain or maintain, as appropriate, Directors and Officers liability insurance in the minimum amount of $xx million which shall apply to the offering contemplated herein and (ii) cause the Representative to be added to such policy such that up to $xxx,xxx of their expenses pursuant to Section 11(a) shall be paid directly by such insurer and (iii) shall cause the Representative to be added as an additional insured to such policy in respect of the offering contemplated herein.

(w)          30-Day Post-Effectiveness Period.  During the 30-day period after the Registration Statement becomes effective, subject to the Company’s obligations under applicable law and listing requirements, the Company will provide the Representative the opportunity to review any press release or other public statement within a reasonable time prior to its release.

(x)            Undertakings.  The Company will comply with all of the provisions of any undertakings in the Registration Statement.

(y)           Directed Share Program.  The Company (i) will comply with all applicable securities and other applicable laws, rules and regulations, including without limitation the rules and regulations of the NASD, in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program and (ii) will pay all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and any stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

6.             Certain Covenants of the Selling Stockholders:

Each Selling Stockholder hereby agrees with each Underwriter:

(a)           Form W-8 and Form W-9.  At the date of this Agreement, Such Selling Stockholder shall deliver to the Representative a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person, within the meaning of the Code) or Form W-9 (if the Selling Stockholder is a United States person, within the meaning of the Code).

(b)           Lock-up Letters.  Such Selling Stockholder shall furnish to the Representative, prior to the Initial Sale Time, a letter or letters, substantially in the form of Exhibit A hereto.

(c)           Continued Compliance with Securities Laws.  If, at any time prior to the date on which the distribution of the Shares as contemplated herein, in the Prospectus and the Disclosure Package has been completed, as determined by the Representative, such Selling Stockholder becomes aware that any information that such Selling Stockholder has provided to the Company or the Underwriters becomes incorrect, such Selling Stockholder will promptly notify the Company and the Representative.

(d)           Provision of Information.  Such Selling Stockholder agrees to deliver to the Company or the Underwriters such documentation as the Company or the Underwriters or any of their respective counsel may reasonably request in order to effectuate any of the provisions of this Agreement.

(e)           Free Writing Prospectuses.  Such Selling Stockholder agrees to not prepare or have prepared on its behalf or use or refer to any Free Writing Prospectus and not to distribute any written materials in connection with the offer or sale of the Shares.

7.             Payment of Expenses:

(a)           The Company agrees to pay all costs and expenses incident to the  performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) [the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters,] (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state and foreign laws that the Company and the Representative have mutually agreed are appropriate and the determination of their eligibility for investment under such laws as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters reasonably incurred, and the printing and furnishing of copies of any blue sky or foreign securities law surveys or legal investment surveys to the Underwriters and to dealers, (v) filing for review of the public offering of the Shares by the NASD (including the legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto), (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the inclusion of the Shares on the Nasdaq National Market, (viii) the cost and expenses of making road show presentations with respect to the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the Representative and officers of the Company and any such consultant, including the cost of any aircraft chartered in connection with the road show, (ix) preparing and distributing bound volumes of transaction documents for the Representative and its legal counsel, (x) the performance of the Company’s other obligations hereunder for which provision is not otherwise made in this Section and (xi) the costs and expenses incurred by the Underwriters in connection with the Directed Share Program.  Upon the request of the Representative, the Company will provide funds in advance for filing fees.

(b)           In addition to the expenses to be paid by the Company pursuant to subsection (a) above, the Company agrees to reimburse the Representative for their reasonable out-of-pocket expenses in connection with the performance of its activities under this Agreement, including, but not limited to, costs such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the fees and expenses of Underwriters’ counsel any other advisors, actuarial consultants, accountants, etc. in accordance with, and subject to the terms and conditions of, Section 4 of the Engagement Letter.

(c)           The Selling Stockholders and the Company, jointly and severally, agree with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement, including, but not limited to, (i) fees and expenses of counsel and other advisors for such Selling Stockholders, (ii) fees and expenses of the Custodian and (iii) expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian).

(d)           If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Stockholders shall be unable to perform their obligations under this Agreement, the Company also will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the fees and disbursements of Underwriters’ counsel and any other advisors, accountants, appraisers, etc.) reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein.

(e)           The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholders shall have made or may make for the sharing of such costs and expenses, including any right of reimbursement from the Company to the Selling Stockholders for such fees and expenses pursuant to the Registration Rights Agreement.

8.             Conditions of the Underwriters’ Obligations:

(a)           The obligations of the Underwriters hereunder to purchase Shares at the Initial Sale Time, the Closing Time or at any Option Closing Time, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders hereunder and under the Custody Agreement and Power of Attorney on the date hereof and at the Initial Sale Time, the Closing Time and at such Option Closing Time, as applicable, the performance by the Company and the Selling Stockholders of their respective obligations hereunder and under the Custody Agreement and Power of Attorney and the satisfaction of the following further conditions at the Closing Time and at such Option Closing Time, as applicable.

(b)           The Company shall furnish to the Underwriters at the Closing Time and at each Option Closing Time an opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP, counsel for the Company and the Subsidiaries, addressed to the Underwriters and dated the Closing Time or such Option Closing Time, as the case may be, and in form and substance satisfactory to LeBoeuf, Lamb, Greene & MacRae LLP, counsel for the Underwriters in substantially the form annexed hereto as Exhibit B.

(c)           The Company shall furnish to the Underwriters at the Closing Time and at each Option Closing Time an opinion of Foley & Lardner LLP, special regulatory counsel for the

Company and the Subsidiaries, addressed to the Underwriters and dated the Closing Time or such Option Closing Time, as the case may be, and in form and substance satisfactory to LeBoeuf, Lamb, Greene & MacRae LLP, counsel for the Underwriters in substantially the form annexed hereto as Exhibit C.

(d)           Each Selling Stockholder selling Initial Shares shall furnish to the Underwriters at the Closing Time and each Selling Stockholder selling Option Shares at any Option Closing Time shall furnish to the Underwriters at each such Option Closing Time an opinion of its counsel, addressed to the Underwriters and dated the Closing Time or such Option Closing Time, as the case may be, and in form and substance satisfactory to LeBoeuf, Lamb, Greene & MacRae LLP, counsel for the Underwriters in the form annexed hereto as Exhibit D.

(e)           The Representative shall have received from Deloitte & Touche LLP, letters dated, respectively, as of the date of this Agreement (in respect of the Disclosure Package), the Closing Time and each Option Closing Time, as the case may be, addressed to the Representative, in form and substance satisfactory to the Representative, relating to the financial statements of the Company and the Subsidiaries, and such other matters customarily covered by comfort letters issued in connection with registered public offerings.

In the event that the letters referred to above set forth any changes [in indebtedness], decreases [in total assets or retained earnings] or increases [in loss and loss adjustment expense reserves or borrowings], it shall be a further condition to the obligations of the Underwriters that (i) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representative deems such explanation unnecessary, and (ii) such changes, decreases or increases do not, in the sole judgment of the Representative, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the Registration Statement.

(f)            The Representative shall have received at the Closing Time and at each Option Closing Time the favorable opinion of LeBoeuf, Lamb, Greene & MacRae LLP, dated the Closing Time or such Option Closing Time, addressed to the Representative and in form and substance satisfactory to the Representative.

(g)           No amendment or supplement to the Registration Statement, the Prospectus or any document in the Disclosure Package shall have been filed to which the Underwriters shall have objected in writing.

(h)           Prior to the Initial Sale Time, the Closing Time and each Option Closing Time (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus or any document in the Disclosure Package shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, shall have occurred; (ii) the Company shall have responded to all comments and all requests for additional information by the Commission to the reasonable satisfaction of the Representative; (iii) the Registration Statement or any

amendments thereto, as of its effective date and at the Initial Sale Time, the Closing Time and each Option Closing Time, as applicable, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) the Disclosure Package as of the effective date of the Registration Statement or the Final Prospectus as of its date and at the Initial Sale Time, the Closing Time and each Option Closing Time, as applicable, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i)            All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Time or the Option Closing Time, as applicable, shall have been made within the applicable time period prescribed for such filing by such Rule.

(j)            Between the time of execution of this Agreement and the Closing Time or the relevant Option Closing Time there shall not have been any Material Adverse Change, and no transaction that is material and unfavorable to the Company shall have been entered into by the Company or any of the Subsidiaries, in each case, which in the Representative’s sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Registration Statement.

(k)           The Shares shall have been approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.

(l)            The NASD shall have confirmed in writing that it has decided not to raise any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements and shall not have raised any such objection after the date of such confirmation.

(m)          The Representative shall have received lock-up agreements from each officer, director, Selling Stockholder and 1% or greater stockholder of the Company and holder of a security convertible or exercisable into 1% or more of the Company’s common shares, in the form of Exhibit A attached hereto, and such letter agreements shall be in full force and effect.

(n)           The Company shall have delivered to the Underwriters, at the Closing Time and at each Option Closing Time, a certificate of its Chief Executive Officer, Chief Operating Officer and Chief Financial Officer to the effect that:

(i)            the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the date of such certificate, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of such certificate;

(ii)           no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or, to such officers’ knowledge, threatened under the Securities Act;

(iii)          the signers of such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package, any amendment or supplement thereto, and this Agreement, and that when the Registration Statement became effective and at all times subsequent thereto up to the date of such certificate, the Registration Statement, the Prospectus and the Disclosure Package, and any amendments or supplements thereto contained all material information required to be included therein by the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be; the Registration Statement and any amendments thereto did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and the Disclosure Package and any amendments or supplements thereto did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Prospectus or the Disclosure Package that has not been so set forth; and

(iv)          subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company and the Subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and the Subsidiaries considered as one enterprise, incurred by the Company or the Subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiary that is material to the Company and the Subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, or (f) any loss (other than a loss occurring under an insurance policy issued by a Subsidiary in the ordinary course of business) or damage (whether or not insured) to the property of the Company or any subsidiary that has been sustained or will have been sustained that has, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(o)           Each Selling Stockholder that is selling Initial Shares shall have delivered to the Underwriters at the Closing Time and each Selling Stockholder that is selling Option Shares at any Option Closing Time shall have delivered to the Underwriters at each such Option Closing Time, a certificate to the effect that:

(i)            the representations and warranties of such Selling Stockholder set forth in this Agreement and in the Custody Agreement and Power of Attorney are true and correct as of the date of the certificate; and

(ii)           such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder and under the Custody Agreement and Power of Attorney at or prior to the date of the certificate.

(p)           At the date of this Agreement, the Representative shall have received Forms W-8 BEN or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof), signed by each Selling Stockholder.

(q)           The Company and the Selling Stockholders, as applicable, shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Prospectus and the Disclosure Package, the representations, warranties and statements of the Company and the Selling Stockholders contained herein and in the Custody Agreement and Power of Attorney, and the performance by the Company and the Selling Stockholders of their respective covenants contained herein and therein, and the fulfillment of any conditions contained herein or therein, as of the Closing Time and at each Option Closing Time, as the Underwriters may reasonably request.

9.             Termination:

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Closing Time, if (i) any of the conditions specified in Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) there has been since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, any Material Adverse Change, or any development involving a prospective Material Adverse Change, or material change in management of the Company or any Subsidiary, whether or not arising in the ordinary course of business, or (iii) there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) trading in any securities of the Company has been suspended by the Commission or by the Nasdaq National Market, or if trading generally on the New York Stock Exchange or in the Nasdaq over-the-counter market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or the over-the-counter market or by order of the Commission or any other governmental authority, or (v) there has been any downgrade in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or (vi) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of the Representative, materially adversely affects or will materially adversely affect the business or operations of the Company.

If the Representative elects to terminate this Agreement as provided in this Section 9, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile or e-mail.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 7 and 11 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

10.           Increase in Underwriters’ Commitments:

If any Underwriter shall default at the Closing Time or at any Option Closing Time in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representative shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”).  Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; or (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representative may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Sections 7 and 11 hereof shall at all times be effective and shall survive such termination.  No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representative with the approval of the Company or selected by the Company with the approval of the Representative).

If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or any Option Closing Time for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with the same effect as if such substituted Underwriter had originally been named in this Agreement.

11.           Indemnity and Contribution by the Company, the Selling Stockholders and the Underwriters:

(a)           The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any breach of any representation, warranty or covenant of the Company contained herein, (ii) any failure on the part of the Company to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof), the Disclosure Package, or the Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Preliminary Prospectus or the Prospectus, as amended or supplemented by the Company), (iv) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction (domestic or foreign) in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an “Application”), (v) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, (vi) any omission or alleged omission from the Disclosure Package, the Prospectus or any Application of a material fact necessary to make the statements made therein not misleading, in light of the circumstances under which such statements were made, or (vii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Shares, including, without limitation, slides, videos, films and tape recordings; except in the case of (iii), (v) and (vi) above only insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use in such Registration Statement, Disclosure Package, Prospectus or Application.  The indemnity agreement set forth in this Section 11(a) shall be in addition to any liability which the Company and any “controlling” Selling Stockholders may otherwise have.

(b)           Each Selling Stockholder, severally not jointly, agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of  the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of each Underwriter from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any failure on the part of such Selling Stockholder to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Disclosure Package, or the Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Preliminary Prospectus or the Prospectus, as amended or supplemented by the Company), or any Application, (iii) any omission or alleged omission to state a material fact required to be stated in either such Registration Statement, or necessary to make the statements made therein not misleading, or (iv) any omission or alleged omission from the Disclosure Package, the Prospectus or any Application of a material fact necessary to make the statements made therein not misleading, in the light of the circumstances under which such statements were made; except in the case of (ii), (iii) or (iv) above only insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by such Selling Stockholder to the Company expressly for use in such Registration Statement, Disclosure Package, Prospectus or Application.  The indemnity agreement set forth in this Section 11(b) shall be in addition to any liabilities that the Selling Stockholders may otherwise have.

If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company or any Selling Stockholder, such Underwriter shall promptly notify the Company or such Selling Stockholder, as applicable, in writing of the institution of such action, and the Company or such Selling Stockholder, as applicable, shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company or such Selling Stockholder, as applicable, will not relieve the Company or such Selling Stockholder, as applicable, of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay.  Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company or such Selling Stockholder, as applicable, in connection with the defense of such action, or the Company or such Selling Stockholder, as applicable, shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of institution of such action is given by the Underwriter or controlling person or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company or such Selling Stockholder, as applicable, (in which case neither the Company nor such Selling Stockholder shall have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or the Selling Stockholder, as applicable, and paid as incurred (it being understood, however, that neither the Company nor any Selling Stockholder shall be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).  Anything in this paragraph to the contrary notwithstanding, neither the Company nor any Selling Stockholder shall be liable for any settlement of any such claim or action effected without its consent.

(c)           Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company and each Selling Stockholder, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Selling Stockholder or any such person may incur under the Securities Act, the Exchange Act or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representative to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Disclosure Package, or the Prospectus, or any Application, or (ii) any omission or alleged omission to state a material fact in connection with such information required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (iii) any omission or alleged omission from the Disclosure Package, the Prospectus or any Application of a material fact necessary to make the statements in the Registration Statement or any Application not misleading or the statements in the Disclosure Package or the Prospectus, in light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Disclosure Package, Prospectus or Application in reliance upon and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use therein.  The statements set forth in the eighth paragraph under the caption

“Underwriting” in the Preliminary Prospectus, the Disclosure Package and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of Section 3(i), Section 3(j), Section 3(k) and this Section 11.

If any action is brought against the Company, any Selling Stockholder or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Selling Stockholder or such person shall promptly notify the Representative in writing of the institution of such action and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses.  The Company, the Selling Stockholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Selling Stockholder or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of the institution of such action is given by the Company or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).  Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representative.

(d)           If the indemnification provided for in this Section 11 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b) and (c) of this Section 11 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company or the Selling Stockholders, as applicable, bear to the underwriting discounts and commissions received by the Underwriters.  The relative fault of the Company, of the Selling Stockholders and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, by the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(e)           The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(i) and, if applicable (ii), above.  Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter pursuant to this Agreement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

(f)            The Company agrees to indemnify and hold harmless each Underwriter and its affiliates and each person, if any, who controls each Underwriter and its affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as a result of the failure of any participant to pay for and accept delivery of Directed Shares that the participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program.

12.           Survival:

The indemnity and contribution agreements contained in Section 11 and the covenants, warranties and representations of the Company and the Selling Stockholders contained in Sections 3, 4, 5 and 6 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers, the Selling Stockholders or any person who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares.  The Company, each Selling Stockholder and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

13.           Duties:

Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties.  The purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction.  The Underwriters undertake to perform such duties and obligations only as expressly set forth herein.  Such duties and obligations of the Underwriters with respect to the Shares shall be determined solely by the express provisions of this Agreement, and the Underwriters shall not be liable except for the performance of such duties and obligations with respect to the Shares as are specifically set forth in this Agreement.  The Company and each Selling Stockholder acknowledges that the Underwriters disclaim any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriters’ performance of the duties and obligations expressly set forth herein.  The Underwriters have not assumed an advisory responsibility in favor of the Company with respect to the offering contemplated herein.

14.           Notices:

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at AmCOMP Incorporated, 701 U.S. Highway One, North Palm Beach, Florida 33408, Attention: Chief Executive Officer; or if to a Selling Stockholder, c/o [INSERT NAME AND ADDRESS OF ATTORNEY-IN-FACT].

15.           Governing Law; Headings:

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

16.           Parties at Interest:

The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Selling Stockholders and the controlling persons, directors and officers referred to in Sections 11 and 12 hereof, and their respective successors, assigns, executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

17.           Counterparts and Facsimile Signatures:

This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties.  A facsimile signature shall constitute an original signature for all purposes.

If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholders and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Selling Stockholders and the Underwriters.

Very truly yours,

AMCOMP INCORPORATED

By:
By:
Title:

[SELLING STOCKHOLDERS LISTED ON
SCHEDULE I ATTACHED HERETO

By:	[Insert Name of Attorney-in-Fact]

Attorney-in-Fact]

Accepted and agreed to as
of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
RAYMOND JAMES & ASSOCIATES, INC.
BB&T CAPITAL MARKETS, a division of Scott & Stringfellow, Inc.

For themselves and as Representative of the other
Underwriters named on Schedule I hereto.

By:	FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:
Title:

Schedule I

	Number of Initial	Number of Option
Name of Party Selling Shares	Shares to be Sold	Shares to be Sold

[AMCOMP INCORPORATED]	[ ]	[ ]

[INSERT NAME OF SELLING STOCKHOLDER]	[ ]	[ ]

[INSERT NAME OF SELLING STOCKHOLDERS]	[ ]	[ ]

Total	[ ]	[ ]

B-1

Schedule II

Number of Initial
Underwriter	Shares to be Purchased

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.	[ ]

RAYMOND JAMES & ASSOCIATES, INC.	[ ]

BB&T CAPITAL MARKETS	[ ]

[INSERT NAME OF OTHER UNDERWRITER]	[ ]

[INSERT NAME OF OTHER UNDERWRITER]	[ ]

Total	X,XXX,XXX

Schedule III

Issuer Free Writing Prospectuses

Schedule IV

Dormant Subsidiaries

EXHIBIT A

[                    ], 2006

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

1001 19th Street North

Arlington, Virginia  22209

Re:          Proposed Public Offering by AmCOMP Incorporated

Ladies and Gentlemen:

The undersigned is the beneficial owner of shares of common stock, $0.01 par value per share (the “Common Stock”), securities substantially similar to the Common Stock (“Other Securities”), or securities convertible into or exercisable or exchangeable for the Common Stock or Other Securities, of AmCOMP Incorporated, a Delaware corporation (the “Company”).  The undersigned understands that the Company has filed a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) in connection with the initial public offering of the Company’s Common Stock (the “Offering”).  The undersigned also understands that Friedman, Billings, Ramsey & Co., Inc. (“FBR”), as Representative of the several Underwriters, proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company in connection with the Offering.  All terms not otherwise defined herein shall have the same meanings ascribed to them in the Underwriting Agreement.

In recognition of the benefit that the Offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees, for the benefit of the Company, FBR and each Underwriter to be named in the Underwriting Agreement, that, during the period ending 180 days after the date of the final Prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), promulgated by the Commission, or if no filing under Rule 424(b) is made, the date of the final Prospectus included in the Registration Statement when declared effective under the Securities Act (the “Lock-up Period”), the undersigned will not, without the prior written consent of FBR, on behalf of the Underwriters, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future), any shares of Common Stock or Other Securities, or any other securities convertible into or exercisable or exchangeable for shares of Common Stock or Other Securities, beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by the undersigned on the date hereof or hereafter acquired or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or Other Securities, or any other securities convertible into or exercisable or exchangeable for shares of Common Stock or such Other Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or Other Securities, or any other securities convertible into or exercisable or exchangeable for shares of Common Stock or such Other Securities, in cash or otherwise, excluding any shares of Common Stock to be sold pursuant to the Underwriting Agreement.

Further, the undersigned agrees that at any time prior to the effective date of the Registration Statement, the undersigned will not, without the prior written consent of FBR, on behalf of the Underwriters, directly or indirectly, offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future), any shares of Common Stock, Other Securities, or any other securities convertible into or exercisable or exchangeable for shares of Common Stock or such Other Securities, beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by the undersigned on the date hereof or hereafter acquired without first requiring any such offering or acquiring parties execute and deliver to FBR an agreement of substantially the tenor hereof.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this agreement.

Notwithstanding the foregoing, the undersigned may transfer Common Stock or Other Securities of the Company, or any other securities convertible into or exercisable or exchangeable for shares of Common Stock or such Other Securities (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value or (iii) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding the shares subject to the provisions of this agreement.  For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this agreement.  Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to agreement between the Company and FBR.

                The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

Signature:

Print Name:

The foregoing is accepted and agreed to as of the date first written above:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:
Name:
Title: